                                                                EXHIBIT 11



($ Millions, except per share data)                                                                  13 Weeks Ended
                                                                                              ------------------------
                                                                                              April 30,         May 1,
                                                                                                1997             1996
I.  Earnings per common and common equivalent share:

     Income (loss) from continuing retail operations                                         $     26      $   (36)
     Deduct trust convertible preferred dividends                                                 (12)           0
                                                                                             --------      -------
     (a) Adjusted net income (loss) from continuing retail operations                              14          (36)
     (b) Discontinued operations, net of income taxes                                               0           (2)
     (c) Disposal of discontinued operations, net of income taxes                                   0          (61)
                                                                                             --------      -------
     (d) Adjusted net income (loss)                                                          $     14      $   (99)
                                                                                             ========      =======
     Weighted average common shares outstanding                                                 485.3        482.0

     Stock Options --
      Common shares assumed issued                                                               16.6          0.7
      Less--common shares assumed repurchased                                                   (12.1)        (0.6)
                                                                                             --------      -------
                                                                                                  4.5          0.1
                                                                                             --------      -------
     (e)  Applicable common shares, as adjusted                                                 489.8        482.1
                                                                                             ========      =======
     Earnings per common and common equivalent share:

     Income (loss) from continuing retail operations (a)/(e)                                 $   0.03      $ (0.08)
     Discontinued operations, net of income taxes (b)/(e)                                        0.00        (0.00)
     Disposal of discontinued operations, net of income taxes (c)/(e)                            0.00        (0.13)
                                                                                             --------      -------
     Net income (loss) (d)/(e)                                                               $   0.03      $ (0.21)
                                                                                             ========      =======
II. Earnings per common and common equivalent share
     assuming full dilution:

     (f)  Income (loss) from continuing retail operations                                    $     26      $   (36)
     (g) Discontinued operations, net of income taxes                                               0           (2)
     (h) Disposal of discontinued operations, net of income taxes                                   0          (61)
                                                                                             --------      -------
     (i) Net income (loss)                                                                   $     26      $   (99)
                                                                                             ========      =======
     Weighted average common shares outstanding                                                 485.3        482.0
     Weighted average assumed common shares outstanding upon conversion
     of convertible preferred shares outstanding                                                 66.7          0.0

    Stock options--
     Common shares assumed issued                                                                18.0          1.1
     Less--common shares assumed repurchased                                                    (12.3)        (0.9)
                                                                                             --------      -------
                                                                                                  5.7          0.2
                                                                                             --------      -------
     (j) Applicable common shares, as adjusted                                                  557.7        482.2
                                                                                             ========      =======
     Earnings per common and common equivalent share
      assuming full dilution:

     Income (loss) from continuing retail operations (f)/(j)                                 $   0.05      $ (0.08)
     Discontinued operations, net of income taxes (g)/(j)                                        0.00        (0.00)
     Disposal of discontinued operations, net of income taxes (h)/(j)                            0.00        (0.13)
                                                                                             --------      -------
     Net income (loss) (i)/(j)                                                               $   0.05      $ (0.21)
                                                                                             ========      =======
                                                                                                   (1)          (1)

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.